SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: January 23, 2004
(Date of earliest event reported)

The viaLink Company

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	000-21729 (Commission File Number)	73-1247666 (I.R.S. Employer Identification Number)

13155 Noel Road, Suite 700, Dallas, Texas 75240
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 934-5500

Item 5. Other Events
Signatures

Item 5. Other Events

Effective January 23, 2004, Jimmy Wright retracted his resignation from the board of directors of The viaLink Company.

Effective January 23, 2004, the Board of Directors, in accordance with the Bylaws of the Company, elected Patrick L. Kiernan, to the Board of Directors. Mr. Kiernan’s service on the Board of Directors is effective immediately.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The viaLink Company

Date: January 26, 2004	By:	/s/ Brian Carter Brian Carter Vice President and Chief Financial Officer